Filed Pursuant to Rule 424(b)(5)
Registration No. 333-250158

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities is effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated November 18, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(to prospectus dated November 18, 2020)

Trustmark Corporation

$

    % Fixed-to-Floating Rate Subordinated Notes due 2030

Trustmark Corporation (“we” or “our”) is offering $         aggregate principal amount of our                % fixed-to-floating rate subordinated notes due 2030, which we refer to herein as the “notes.” The notes will rank equally in right of payment with our other unsecured subordinated debt.

The notes will mature on                , 2030. From and including the date of issuance to, but excluding,                , 2025 (unless redeemed prior to such date), the notes will bear interest at a rate of    % per year, payable semiannually in arears on                 and                 of each year, commencing on                , 2021. From and including                , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR) (each subject to the provisions described under “Description of the Notes—Payment of Principal and Interest” in this prospectus supplement), plus                basis points, payable quarterly in arrears on                ,                ,                 and                of each year, commencing on                , 2025. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. The notes will not be listed on any securities exchange or included in any automated dealer quotation system.

We may redeem the notes, at our sole option, beginning with the interest payment date of                 , 2025 and on any interest payment date thereafter, in whole or in part (an “Optional Redemption”), at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), to the extent that such approval is then required under the rules of the Federal Reserve Board. The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, unless certain events occur, as described under “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.

The notes will be unsecured obligations of ours and will be subordinated in right of payment to all our existing and future senior indebtedness (as defined in our subordinated indenture under which the notes are to be issued and described under “Description of the Notes—Subordination of the Notes” in this prospectus supplement), whether secured or unsecured. There is no sinking fund for the notes. The notes will not be convertible or exchangeable. Because Trustmark Corporation is a holding company, our cash flows, and, consequently, our ability to pay and discharge our obligations, including the principal of, and interest on, our debt securities, is dependent on dividends, distributions and other payments made to us by our subsidiaries, primarily our wholly-owned subsidiary, Trustmark National Bank, which is a national banking association, and funds we obtain from our corporate borrowings or sales of our securities. Our right to receive any payments or distribution of cash or assets from our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of our debt securities to participate in the proceeds of those payments or distributions, are effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of Trustmark National Bank and our other current and future subsidiaries, including, without limitation, Trustmark National Bank’s liabilities to depositors in connection with the deposits in Trustmark National Bank, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise. The notes are obligations of Trustmark Corporation only and are not obligations of, and are not guaranteed by, any of our subsidiaries, including Trustmark National Bank.

Investing in the notes involves certain risks. Before investing in the notes, you should consider the information under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement, and under the heading “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, and under the heading “Part II. Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, which are incorporated herein by reference.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount(2)		%	$
Proceeds, before expenses, to Trustmark Corporation		%	$

(1)	Plus accrued interest, if any, from the original issue date.
(2)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve Board, any state securities commission nor any other regulatory body has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company and its participants against payment therefor in immediately available funds on or about November    , 2020, which is the                          business day following the date of pricing of the notes (such settlement being referred to as “T+            ”). See “Underwriting” for details.

Joint Book-Running Managers

Morgan Stanley	Piper Sandler

Prospectus Supplement dated                , 2020

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS	S-ii
WHERE YOU CAN FIND MORE INFORMATION	S-iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-iii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-v
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-2

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, the notes and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated November 18, 2020, which is included as part of our shelf registration statement on Form S-3 (File No. 333-250158). That registration statement and the accompanying prospectus provide more general information about securities that we and any selling shareholder may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in the notes. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for additional information.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “Trustmark,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Trustmark Corporation and its consolidated subsidiaries.

Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. If any information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy the notes in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any

S-ii

person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”). Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.trustmark.com. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We have filed an automatic shelf registration statement on Form S-3 (File No. 333-250158) with the SEC registering the offering of various of our securities, including the notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference into the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

•

our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  20, 2020, and updated by the portions of our definitive proxy statement on Schedule 14A filed with the SEC on March 16, 2020, specifically incorporated by reference therein;

•

our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the SEC on May  8, 2020, August  6, 2020, and November 5, 2020, respectively; and

•	our current reports on Form 8-K, filed with the SEC on April 14, 2020, April 30, 2020 and October 27, 2020.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and

S-iii

the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

Trustmark Corporation

Attention: Secretary

248 East Capitol Street

Jackson, Mississippi 39201

Telephone: (601) 208-5088

S-iv

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act and other related federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our future financial performance. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:

•	changes in the level of nonperforming assets and charge-offs;

•	an increase in unemployment levels and slowdowns in economic growth;

•

our ability to manage the impact of the COVID-19 pandemic on our markets and our customers, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve Board) to mitigate its spread and economic impact;

•	local, state and national economic and market conditions;

•	conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets;

•	levels of and volatility in crude oil prices;

•	changes in our ability to measure the fair value of assets in our portfolio;

•	material changes in the level and/or volatility of market interest rates;

•	the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;

•	our ability to attract noninterest-bearing deposits and other low-cost funds;

•	competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions;

•

economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets;

•	the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations;

S-v

•	changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes;

•	changes in the financial performance or condition of our borrowers;

•	changes in our ability to control expenses;

•	greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business; and

•	cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism.

We urge you to consider carefully all of these risks, uncertainties and other factors as well as those risks discussed in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2019, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, carefully in evaluating all such forward-looking statements made by us. Any forward-looking statement made in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference in this prospectus supplement or the accompanying prospectus speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith, and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any report, filing, document or information incorporated by reference herein or therein.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.

Trustmark Corporation

Trustmark Corporation, a Mississippi business corporation incorporated in 1968, is a bank holding company headquartered in Jackson, Mississippi. Trustmark Corporation’s principal subsidiary is Trustmark National Bank (“TNB”), initially chartered by the State of Mississippi in 1889.

Through TNB and other subsidiaries, Trustmark operates as a financial services organization providing banking and other financial solutions through 187 offices, at September 30, 2020, located in the states of Alabama, Florida, Mississippi, Tennessee, and Texas.

Our principal executive offices are located at 248 East Capitol Street, Jackson, Mississippi 39201, and our telephone number is (601) 208-5111. Our common stock is traded on the Nasdaq Global Select Market under the symbol “TRMK.” Additional information about our subsidiaries and us may be found in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

THE OFFERING

The following summary of this offering contains basic information about this offering and the terms of the notes and is not intended to be complete. It does not contain all the information that is important to you. For a description of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.” To understand all of the terms and conditions of the offering and the notes, you should carefully read this prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Certain Documents by Reference.”

For the purposes of this section entitled “The Offering,” all references to the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Trustmark Corporation and not any of its subsidiaries.

Issuer	Trustmark Corporation

Securities Offered	% Fixed-to-Floating Rate Subordinated Notes due 2030.

Amount of Securities Offered	$

Maturity Date	, 2030.

Issue Price	% plus accrued interest, if any, from and including , 2020.

Interest Rate

The notes will bear interest: (i) from and including the date of issuance to, but excluding,                     , 2025 (unless redeemed prior to such date), at a rate of     % per year and (ii) from and including                     , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus             basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero.

For each floating rate interest period during the Floating Rate Period (as defined under “Description of the Notes”) when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes—Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the notes for each floating rate interest period during the Floating Rate Period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the notes for such interest period and all subsequent floating rate interest periods during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Notes”) plus         basis points.

Interest Payment Dates

From and including the date of issuance to, but excluding,                     , 2025, interest on the notes will be payable semiannually in arrears on each                 and                 of each year, commencing on                     , 2021. From and including                     , 2025, interest on the notes will be payable quarterly in arrears on each             ,             ,         and         of each year commencing on                     , 2026.

Record Dates

Interest on each note will be payable to the person in whose name such note is registered at the close of business on         or         (whether or not a business day) immediately preceding the applicable interest payment date to, but excluding,                     , 2025 and thereafter to the person in whose name such note is registered at the close of business on the         ,         ,         or         (whether or not a business day) immediately preceding the applicable interest payment date.

Subordination; Ranking	The notes will be unsecured, subordinated obligations of the Company and:

•   will rank junior in right of payment and upon our liquidation to all of our existing and future senior indebtedness (as defined in our subordinated indenture under which the notes are to be issued and described under “Description of the Notes—Subordination of the Notes” in this prospectus supplement), whether secured or unsecured;

•   will rank equally in right of payment and upon our liquidation with all of our existing and future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the notes;

•   will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated debentures underlying outstanding trust preferred securities, and (ii) any indebtedness the terms of which provide that such indebtedness ranks junior to promissory notes, bonds, debentures and other types of indebtedness that include the notes; and

•   will be effectively subordinated to all of the existing and future indebtedness, deposits and other liabilities of TNB and our other current and future subsidiaries, including, without limitation, TNB’s liabilities to depositors in connection with the deposits in TNB, its liabilities to general creditors and its liabilities arising during the ordinary course or otherwise.

As of September 30, 2020, we had $61.9 million of junior subordinated indebtedness on a gross basis (which was comprised of our existing junior subordinated debentures underlying outstanding trust preferred securities) outstanding ranking junior to the notes. In addition, as of September 30, 2020, we had no indebtedness outstanding ranking equally or senior to the notes.

Redemption

We may redeem the notes, at our sole option, beginning with the interest payment date of                     , 2025 and on any interest payment date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board (an “Optional Redemption”).

Other than in the case of an Optional Redemption, the notes may not be redeemed, called or repurchased by us prior to maturity, except that we may, at our option, upon or after the occurrence of any of the events listed below and subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board, redeem the notes prior to maturity, in whole, but not in part, if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the notes from being recognized as Tier 2 capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the notes plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes—Optional Redemption and Redemption Upon Special Events” in this prospectus supplement.

Denomination; Form

The notes will be issued and may be transferred only in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. The notes will be evidenced by a global note deposited with the trustee for the notes, as custodian for The Depository Trust Company (“DTC”). Beneficial interests in the global notes will be shown on, and transfers of those beneficial interests can only be made through, records maintained by DTC and its participants. See “Description of the Notes—General” and “—Clearance and Settlement.”

Further Issuances

We may, without the consent of the holders of the series of our debt securities of which the notes offered hereby are a part, from time to time, issue additional notes of that series ranking equally and ratably with the notes and otherwise similar in all respects, including the same terms as to interest rate, maturity, and redemption rights except as otherwise noted under “Description of the Notes” in this prospectus supplement. We may issue an unlimited principal amount of additional senior and subordinated notes of the Company in the future without the consent of the holders of the notes.

Use of Proceeds

We estimate that the net proceeds of this offering will be approximately $             million after deducting underwriting discounts and transaction expenses payable by us. We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Tax Considerations

You should carefully review the section “Material United States Federal Income Tax Considerations” in this prospectus supplement and discuss the tax consequences of your particular situation with your tax advisor.

Risk Factors

Investing in the notes involves certain risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement, and in the documents incorporated by reference herein and in the accompanying prospectus, for information regarding risk factors you should consider before investing in the notes.

Trustee	Wilmington Trust, National Association, acts as the trustee under the subordinated indenture pursuant to which the notes will be issued.

Calculation Agent	We will appoint a calculation agent for the notes prior to the commencement of the Floating Rate Period. We will act as the initial calculation agent.

Listing

The notes will not be listed on any securities exchange or included in any automated dealer quotation system. There is no assurance that an active trading market in the notes will develop or exist after the issuance of the notes.

Governing Law	The notes and the subordinated indenture pursuant to which such notes will be issued are governed by, and shall be construed in accordance with, the laws of the State of New York.

SELECTED FINANCIAL INFORMATION

The following selected historical consolidated financial information as of and for the nine months ended September 30, 2020 and 2019, has been derived from our unaudited consolidated financial statements for such periods, which are incorporated herein by reference, and the following selected consolidated financial information as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 has been derived from our audited consolidated financial statements for the years ended December 31, 2019, 2018 and 2017, each of which is incorporated herein by reference, and our audited consolidated financial statements for the years ended December 31, 2016 and 2015, which are not included or incorporated herein by reference.

You should read the following financial information relating to us in conjunction with other information contained in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related accompanying notes incorporated herein by reference. Our historical results for any prior period are not necessarily indicative of results to be expected in any future period, and our historical results for the nine months ended September 30, 2020 are not necessarily indicative of our results to be expected for all of 2020.

	Nine Months Ended September 30,		Year Ended December 31,
(dollars in thousands except per share data)	2020	2019	2019	2018	2017	2016	2015
	(unaudited)	(unaudited)
Consolidated Statements of Income
Total interest income	$349,411	$385,855	$510,492	$485,612	$449,795	$412,080	$412,225
Total interest expense	34,252	64,857	83,903	66,192	42,245	24,547	20,460

Net interest income	315,159	320,998	426,589	419,420	407,550	387,533	391,765
Provision for credit losses(1)	40,526	7,136	10,797	17,993	15,094	10,957	8,375
Provision for loan losses, acquired loans(1)	—	44	42	(1,005)	(7,395)	3,757	3,425
Noninterest income	208,476	139,467	187,045	184,836	184,663	173,943	173,149
Noninterest expense	356,428	318,975	429,002	415,415	430,169	407,298	401,662

Income before income taxes	126,681	134,310	173,793	171,853	154,345	139,464	151,452
Income taxes	17,873	17,796	23,333	22,269	48,715	31,053	35,414

Net Income	$108,808	$116,514	$150,460	$149,584	$105,630	$108,411	$116,038

Revenue(2)
Total Revenue	$523,635	$460,465	$613,634	$604,256	$592,213	$561,476	$564,914
Per Share Data
Basic earnings per share	$1.71	$1.80	$2.33	$2.22	$1.56	$1.60	$1.72
Diluted earnings per share	1.71	1.80	2.32	2.21	1.56	1.60	1.71
Cash dividends per share	0.69	0.69	0.92	0.92	0.92	0.92	0.92
Performance Ratios
Return on average equity	8.72%	9.67%	9.28%	9.43%	6.77%	7.14%	7.94%
Return on average tangible equity	11.57%	13.01%	12.45%	12.86%	9.39%	9.99%	11.36%
Return on average assets	0.97%	1.15%	1.11%	1.11%	0.77%	0.84%	0.95%
Average equity / average assets	11.13%	11.92%	12.02%	11.78%	11.38%	11.73%	11.90%
Net interest margin—fully tax equivalent	3.21%	3.64%	3.62%	3.54%	3.48%	3.53%	3.78%
Dividend payout ratio	40.35%	38.33%	39.48%	41.44%	58.97%	57.50%	53.49%
Credit Quality Ratios(3)
Net charge offs (recoveries) / average loans	0.02%	0.05%	0.06%	0.19%	0.11%	0.10%	0.15%
Provision for credit losses / average loans(1)	0.55%	0.10%	0.12%	0.20%	0.18%	0.14%	0.12%
Nonperforming loans / total loans (including loans held for sale (LHFS))	0.52%	0.62%	0.56%	0.69%	0.77%	0.61%	0.76%
Nonperforming assets / total loans (including LHFS) plus other real estate	0.68%	0.95%	0.86%	1.07%	1.26%	1.38%	1.81%
Allowance for credit losses / total loans (excluding LHFS)(1)	1.24%	0.90%	0.90%	0.90%	0.90%	0.91%	0.95%

	September 30,		December 31,
(dollars in thousands except per share data)	2020	2019	2019	2018	2017	2016	2015
	(unaudited)	(unaudited)
Consolidated Balance Sheets
Total assets	$15,558,162	$13,584,786	$13,497,877	$13,286,460	$13,797,953	$13,352,333	$12,678,896
Securities	2,534,008	2,339,127	2,340,503	2,721,456	3,295,121	3,515,325	3,533,240
Total loans (including LHFS and acquired loans)	10,332,831	9,597,472	9,634,576	9,096,599	9,011,996	8,299,387	7,641,985
Deposits	13,222,413	11,254,183	11,245,557	11,364,411	10,577,512	10,056,012	9,588,230
Total shareholders’ equity	1,710,041	1,645,362	1,660,702	1,591,453	1,571,701	1,520,208	1,473,057
Capital Ratios
Total equity/total assets	10.99%	12.11%	12.30%	11.98%	11.39%	11.39%	11.62%
Tangible equity/tangible assets	8.68%	9.53%	9.72%	9.31%	8.77%	8.74%	8.79%
Tangible equity/risk-weighted assets	11.01%	11.50%	11.58%	11.11%	11.13%	11.39%	11.68%
Tier 1 leverage ratio(4)	9.20%	10.34%	10.48%	10.26%	9.67%	9.90%	10.03%
Common equity tier 1 risk-based capital ratio(4)	11.36%	11.83%	11.93%	11.77%	11.77%	12.16%	12.57%
Tier 1 risk-based capital ratio(4)	11.86%	12.38%	12.48%	12.33%	12.33%	12.76%	13.21%
Total risk-based capital ratio(4)	12.88%	13.15%	13.25%	13.07%	13.10%	13.59%	14.07%

(1)

Effective January 1, 2020, Trustmark adopted FASB ASU 2016-13 using the modified retrospective approach; therefore, prior period balances are presented under legacy GAAP and may not be comparable to current period presentation.

(2)	Consistent with Trustmark’s audited financial statements, revenue is defined as net interest income plus noninterest income.
(3)	Excludes PPP, acquired loans and covered other real estate.
(4)	Trustmark elected the five-year phase-in transition period related to adopting FASB ASU 2016-13 for regulatory capital purposes.

Reconciliations of Non-GAAP Financial Measures

The body of accounting principles generally accepted in the United States is commonly referred to as “GAAP.” A non-GAAP financial measure is generally defined by the SEC as one that purports to measure historical or future financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable GAAP measures. In this prospectus supplement, we disclose the ratios of tangible common equity/tangible assets and return on average tangible common equity/tangible common equity, which are non-GAAP financial measures that are commonly used in the analysis of financial institutions. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these tangible common equity ratios, Trustmark believes there are no comparable GAAP financial measures. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. In addition, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

	Nine Months Ended September 30,		Years Ended December 31,
(dollars in thousands)	2020	2019	2019	2018	2017	2016	2015
	(unaudited)	(unaudited)
Tangible Equity
Average Balances
Total shareholders’ equity	$1,666,999	$1,610,356	$1,622,013	$1,586,877	$1,560,884	$1,517,955	$1,460,650
Less: Goodwill	(383,016)	(379,627)	(379,627)	(379,627)	(375,947)	(366,156)	(365,613)
Identifiable intangible assets	(8,146)	(9,660)	(9,212)	(13,751)	(18,885)	(24,132)	(30,686)

Total average tangible common equity	$1,275,837	$1,221,069	$1,233,174	$1,193,499	$1,166,052	$1,127,667	$1,064,351

Period End Balances
Total shareholders’ equity	$1,710,041	$1,645,362	$1,660,702	$1,591,453	$1,571,701	$1,520,208	$1,473,057
Less: Goodwill	(385,270)	(379,627)	(379,627)	(379,627)	(379,627)	(366,156)	(366,156)
Identifiable intangible assets	(8,142)	(8,345)	(7,343)	(11,112)	(16,360)	(20,680)	(27,546)

Total tangible equity(a)	$1,316,629	$1,257,390	$1,273,732	$1,200,714	$1,175,714	$1,133,372	$1,079,355

Tangible Assets
Total assets	$15,558,162	$13,584,786	$13,497,877	$13,286,460	$13,797,953	$13,352,333	$12,678,896
Less: Goodwill	(385,270)	(379,627)	(379,627)	(379,627)	(379,627)	(366,156)	(366,156)
Identifiable intangible assets	(8,142)	(8,345)	(7,343)	(11,112)	(16,360)	(20,680)	(27,546)

Total tangible assets(b)	$15,164,750	$13,196,814	$13,110,907	$12,895,721	$13,401,966	$12,965,497	$12,285,194

Risk-weighted assets(c)	$11,963,269	$10,935,018	$11,002,877	$10,803,313	$10,566,818	$9,952,123	$9,242,902

Net Income Adjusted for Intangible Amortization
Net income	$108,808	$116,514	$150,460	$149,584	$105,630	$108,411	$116,038
Plus: Intangible amortization net of tax	1,725	2,336	3,088	3,938	3,810	4,240	4,829

Net income adjusted for intangible amortization	$110,533	$118,850	$153,548	$153,522	$109,440	$112,651	$120,867

Period end common shares outstanding(d)	63,423,820	64,262,779	64,200,111	65,834,395	67,746,094	67,628,618	67,559,128

Tangible Equity Measurements
Return on average tangible equity(1)	11.57%	13.01%	12.45%	12.86%	9.39%	9.99%	11.36%
Tangible equity/tangible assets(a)/(b)	8.68%	9.53%	9.72%	9.31%	8.77%	8.74%	8.79%
Tangible equity/risk-weighted assets(a)/(c)	11.01%	11.50%	11.58%	11.11%	11.13%	11.39%	11.68%
Tangible book value(a)/(d)*1,000	$20.76	$19.57	$19.84	$18.24	$17.35	$16.76	$15.98
Common Equity Tier 1 Capital (CET1)—BASEL III
Total shareholders’ equity	$1,710,041	$1,645,362	$1,660,702	$1,591,453	$1,571,701	$1,520,208	$1,473,057
CECL transitional adjustment(2)	32,647	—	—	—	—	—	—
AOCI-related adjustments(3)	(5,684)	20,858	23,600	55,679	48,248	45,798	45,394
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)	(371,345)	(365,741)	(365,738)	(365,779)	(366,461)	(347,442)	(348,873)
Other adjustments and deductions for CET1(4)	(6,770)	(6,671)	(5,896)	(9,815)	(10,248)	(8,637)	(7,980)

CET1 capital(e)	1,358,889	1,293,808	1,312,668	1,271,538	1,243,240	1,209,927	1,161,598
Additional tier 1 capital instruments plus related surplus	60,000	60,000	60,000	60,000	60,000	60,000	60,000
Less: Additional tier 1 capital deductions	—	—	—	—	(2)	(267)	(1,063)

Additional tier 1 capital	60,000	60,000	60,000	60,000	59,998	59,733	58,937

Tier 1 capital	$1,418,889	$1,353,808	$1,372,668	$1,331,538	$1,303,238	$1,269,660	$1,220,535

Common equity tier 1 risk-based capital ratio(e)/(c)	11.36%	11.83%	11.93%	11.77%	11.77%	12.16%	12.57%

(1)	Calculated using annualized net income adjusted for intangible amortization divided by total average tangible equity.
(2)	Trustmark elected the five-year phase-in transition period related to adopting FASB ASU 2016-13 for regulatory capital purposes.
(3)

The December 31, 2017 amount contains a reclassification adjustment of $8.5 million from AOCI to retained earnings as allowed by regulatory agencies in an interagency statement released on January 18, 2018 to address disproportionate tax effects in AOCI resulting from the enactment of the Tax Reform Act and the application of FASB ASC Topic 740, “Income Taxes.”

(4)	Includes other intangible assets, net of DTLs, disallowed deferred tax assets, threshold deductions and transition adjustments, as applicable.

RISK FACTORS

Investing in the notes involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks, as well as those included in our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The realization of any of the matters referenced as risk factors could have a material adverse effect on our business, financial condition, liquidity, results of operation and prospects, and holders of the notes could lose some or all of their investment.

Risks Related to the Notes and this Offering

For the purposes of this section entitled “Risks Related to the Notes and this Offering,” all references to “Trustmark Corporation,” “Trustmark,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Trustmark Corporation and not any of its subsidiaries.

The notes are unsecured and subordinated to our senior indebtedness and to the obligations of our subsidiaries.

The notes are our subordinated, unsecured obligations and, consequently, are junior in right of payment to all of our secured and unsecured senior indebtedness that we incur in the future. As a result, in the event of the insolvency, bankruptcy, receivership, liquidation or other marshalling of the assets and liabilities of the Company, the holders of the senior indebtedness would be entitled to have the senior indebtedness paid in full prior to the holders of the notes receiving any payment of principal of, or interest on, the notes. In addition, if a default in the payment of principal of, or interest on, any senior indebtedness occurs and is continuing past any applicable grace period or if any event of default occurs and is continuing with respect to any senior indebtedness or would occur with respect to any senior indebtedness if we pay the principal of, or any interest on, the notes and that event of default would allow the holders of such senior indebtedness to accelerate the maturity of such senior indebtedness, we may not pay the principal of, or any interest on, the notes until such default or event of default with respect to the senior indebtedness is cured or waived or otherwise ceases to exist. The subordinated indenture, which governs the notes, does not limit the amount of additional indebtedness or senior indebtedness that we may incur or the amount of indebtedness that our subsidiaries, including TNB, may incur.

As a consequence of the subordination of the notes to our senior indebtedness, an investor in the notes might lose all or some of its investment should we liquidate or become insolvent. In such an event, our assets would be available to pay the principal of and accrued and unpaid interest on the notes only after all of our senior indebtedness has been paid in full. Moreover, we could issue other subordinated debt securities that would rank equally in right of payment to the notes. In the event of our liquidation or any liquidation, reorganization or other insolvency proceedings under the U.S. Bankruptcy Code or any other insolvency law, the notes, together with such other subordinated debt securities and any of our other general, unsecured obligations that do not constitute senior indebtedness and rank equally with the notes will share pro rata in our assets remaining for payment of such obligations after we have paid all of our senior indebtedness in full.

The notes will be structurally subordinated to the obligations of TNB and our other subsidiaries, and the holders of those obligations will be entitled to receive payment in full of those obligations before we participate in any distribution of the assets of TNB and our other subsidiaries in the event of their liquidation or insolvency.

The notes are obligations exclusively of Trustmark and are not obligations of TNB. TNB is a separate and distinct legal entity from us, will not be an obligor with respect to the notes, will not guarantee the payment of the notes and will have no obligation to pay any amounts to us, including any dividends or other distributions, or to provide Trustmark with funds to meet or discharge our obligations or liabilities, including the notes. Our rights and the rights of our creditors, including the holders of the notes, to participate in any distribution of the assets of TNB (either as a shareholder or as a creditor), upon a liquidation, reorganization, insolvency or receivership of TNB (and the consequent right of the holders of the notes to participate in those assets after repayment of our senior indebtedness), will be subject to the claims of the creditors of TNB, including depositors of TNB. As a consequence of the foregoing, the notes will be effectively structurally subordinate to all of the obligations and liabilities of TNB and our other subsidiaries.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the notes is subject to the guidelines of the Federal Reserve Board regarding capital adequacy. We intend to treat the notes as “Tier 2 capital” of the Company under the Federal Reserve Board’s regulatory capital rules and guidelines. Pursuant to federal law and the Federal Reserve Board regulations, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when a holding company may not otherwise be inclined to provide it. We may be unable to pay accrued interest on the notes on one or more of the scheduled interest payment dates or at any other time or the principal of the notes at the maturity of the notes.

If Trustmark were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of TNB and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

We may not be able to generate sufficient cash to service all of our debt, including the notes. We depend primarily on cash dividends from our subsidiary, TNB, to meet our cash obligations. Failure of TNB to pay sufficient cash dividends to us would prevent us from paying interest on the notes or the principal of the notes at maturity.

Trustmark is a holding company and reports financial information on a consolidated basis with its subsidiaries. Substantially all of the assets of the consolidated companies are owned by our subsidiaries, in particular, TNB. Dividends from TNB provide a substantial portion of Trustmark’s cash flow and are the source of the funds that we will use to pay interest on the notes. Various regulatory provisions limit the amount of dividends TNB can pay to Trustmark without regulatory approval. In certain cases, regulatory authorities may even prohibit TNB from paying dividends to Trustmark. Moreover, the terms of the notes do not provide for us to make payments into any sinking fund with respect to the notes out of which the principal of, or accrued and unpaid interest on, the notes could be paid. If TNB cannot pay dividends to us for any period as a result of any regulatory limitation or prohibition or cannot, for any other reason, pay dividends in an amount sufficient for us to pay the principal of, or accrued and unpaid interest on, the notes, we would be unable to pay the interest on or principal of the notes unless we are able to borrow funds from other sources or sell additional securities of Trustmark to obtain funds necessary to make one or more such payments of accrued and unpaid interest on, and to pay the principal of, the notes. We may not be able to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs or to refinance any of our debt when needed (including, without limitation, upon commencement of the Floating Rate Period) on commercially reasonable terms or at all. TNB paid Trustmark approximately $120.3 million and approximately $84.0 million in dividends during the year ended December 31, 2019, and the nine months ended September 30, 2020, respectively. We recognized interest expense of $3.3 million and $2.4 million on our outstanding indebtedness during the year ended December 31, 2019, and the nine months ended September 30, 2020, respectively.

There is no established trading market for the notes, which could make it more difficult for you to sell your notes and could adversely affect the price of the notes in any trading market that develops in the notes following the offering.

The notes constitute a new issue of securities for which no established trading market exists. Consequently, it may be difficult for you to sell your notes. We do not intend to list the notes on any securities exchange or to apply to have the notes quoted on any automated dealer quotation system. A market for the notes may not develop, and if such a market does develop, such market may not continue to exist or provide liquidity for the notes following the offering or provide a market at prices for the notes acceptable to investors.

The amount of interest payable on the notes will vary from interest period to interest period after                .

From and including                , 2025 to, but excluding, the maturity date (unless redeemed prior to such date), the notes will bear interest at a floating rate per annum equal to the Benchmark (which is expected to be Three-Month Term SOFR) (each subject to the provisions described under “Description of the Notes—Interest” in this prospectus supplement), plus                basis points, payable quarterly in arrears on each                ,                ,                 and                of each year, commencing on                , 2026. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. Because the Benchmark is a floating rate, the interest rate on the notes will vary from floating rate interest period to floating rate interest period after                , 2025. The interest rate that is determined on the relevant determination date will apply to the entire interest period following such determination date, even if the Benchmark increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters that may impact prevailing interest rates, including, without limitation, economic, financial, and political events that are important in determining the existence, magnitude, and longevity of market volatility, and other risks and their impact on the value of, or payments made on, the notes. In recent years, interest rates have been volatile, and that volatility may occur in the future.

Investors should not rely on indicative or historical data concerning SOFR.

The interest rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the notes, we mean the notes at any time during the Floating Rate Period when the interest rate on the notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service.

FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC. FRBNY currently publishes SOFR daily on its website. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations, and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices, or availability of SOFR at any time without notice.

FRBNY started publishing SOFR in April 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate, on occasion, have been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the notes may fluctuate more than floating rate securities that are linked to other rates.

Changes in SOFR could adversely affect holders of the notes.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation, or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the notes during the Floating Rate Period, which may adversely affect the trading prices of the notes. Further, if the Benchmark on the notes during the Floating Rate Period on any determination date declines to zero or becomes negative, the Benchmark will be deemed to equal zero. In addition, once the Benchmark for the notes for each floating rate interest period during the Floating Rate Period is determined by the calculation agent on the determination date, interest on the notes shall accrue at such Benchmark plus                basis points per annum for the applicable floating rate interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR will not have a material adverse effect on the yield on, value of, and market for the notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee (the “ARRC”) convened by the Federal Reserve Board and FRBNY announced SOFR as its recommended alternative to the London interbank offered rate for U.S. dollar obligations (“U.S. dollar LIBOR”). However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from U.S. dollar LIBOR. For example, SOFR is a secured overnight rate, while U.S. dollar LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas U.S. dollar LIBOR is forward-looking. Because of these and other differences, there can be no assurance that SOFR will perform in the same way as U.S. dollar LIBOR would have done at any time, and there is no guarantee that it is a comparable substitute for U.S. dollar LIBOR.

Any failure of Secured Overnight Funding Rate (“SOFR”) to gain market acceptance could adversely affect holders of the notes.

The interest rate during the Floating Rate Period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur). SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of, and market for the notes.

The interest rate for the notes during the Floating Rate Period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the notes, the interest rate on the notes for each floating rate interest period during the Floating Rate Period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of, and market for the notes. If, at the commencement of the Floating Rate Period for the notes, the Relevant Governmental Body (as defined in “Description of the Notes” below) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or the calculation agent determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the notes during the Floating Rate Period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the notes, the calculation agent is expressly authorized to make determinations, decisions, or elections with respect to technical, administrative, or operational matters that it decides are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the notes, which are defined in the terms of the notes as “Three-Month Term SOFR Conventions.” For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, the calculation agent will need to determine the manner and timing for its determination of the applicable Three-Month Term SOFR during the Floating Rate Period. The determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the notes during the Floating Rate Period, which could adversely affect the return on, value of, and market for the notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the notes for such interest period and all subsequent floating rate interest periods during the Floating Rate Period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment) plus                basis points. However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate (as defined under “Description of the Notes”), which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the notes.

Under the benchmark transition provisions of the notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body determining Compounded SOFR, (ii) the Relevant Governmental Body that selects or recommends the alternative rate for the then-current Benchmark for the applicable Corresponding Tenor, (iii) the International Swaps and Derivatives Association (“ISDA”), or (iv) in certain circumstances, the calculation agent (which will initially be the Company). In addition, the benchmark transition provisions expressly authorize the calculation agent to make certain changes, which are defined in the terms of the notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of floating rate interest periods and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the notes during any floating rate interest period during the Floating Rate Period, which could adversely affect the yield on, value of, and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

Any market for SOFR-linked debt securities may be illiquid or unpredictable.

Since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or be sustained and, even if a trading market does develop, it may be illiquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the notes, the trading price of the notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk. The manner of adoption or application of reference rates based on SOFR in the bond and equity markets may differ materially compared with the application and adoption of SOFR in other markets, such as the derivatives and loan markets. You should carefully consider how any potential inconsistencies between the adoption of reference rates based on SOFR across these markets might impact any hedging or other financial arrangements that you may put in place in connection with any acquisition, holding or disposal of the notes.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the notes.

The calculation agent will determine the interest rate during the Floating Rate Period. We will act as the initial calculation agent for the notes, and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions, and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interests of the holders of the notes, and those determinations, decisions, or elections could have a material adverse effect on the yield on, value of, and market for the notes. All determinations, decisions, or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the notes will be conclusive and binding absent manifest error.

You will have no rights against the publishers of the Benchmark.

You will have no rights against any person publishing Benchmarks, even though the amount you receive on each interest payment date after                 , 2025 will depend on the level of the Benchmark quoted for each floating rate interest period. The publishers of any Benchmark are not in any way involved in this offering and have no obligations relating to the notes or the holders of the notes.

Because the notes may be redeemed, under certain circumstances, prior to their maturity, you may be subject to reinvestment risk.

We will have the right, subject to the receipt of any required approval of the Federal Reserve Board, to redeem the notes at our option (i) in whole or in part on any interest payment date on or after                , 2025 and (ii) in whole, but not in part, upon or after the occurrence of certain events as described under “Description of the Notes—Optional Redemption and Redemption Upon Special Events,” in each case at a redemption price equal to 100% of the principal amount of the notes, plus unpaid interest, if any, accrued thereon to but excluding the date of redemption. If the interest payable on the notes on or after                , 2025 is higher than the yield payable in respect of a comparable issuer and security, it is more likely that we would exercise our optional right to redeem the notes on or after                , 2025 and prior to their stated maturity. Any such redemption may have an adverse effect on the income and return otherwise receivable on an investment in the notes by reducing the term of such investment. If an early redemption occurs, you may not be able to reinvest the proceeds from such redemption in a comparable issuer and security at the same or higher yield relative to the notes.

The notes contain limited events of default, and the remedies available thereunder are limited.

As described in “Description of the Notes—Events of Default; Limitation on Suits,” the notes contain limited events of default and remedies. As a result of our intent to treat all of the notes as Tier 2 capital after the consummation of the offering of the notes, the ability of the trustee under the indenture that governs the notes and the holders of the notes to accelerate the maturity of and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the notes will be limited to the events of default that occur upon the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary proceeding under applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, and such decree or order having continued unstayed and in effect for a period of 60 consecutive days or if the Company commences a bankruptcy or insolvency proceeding or consents to the entry of an order in an involuntary proceeding under any applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect. Consequently, neither the trustee nor any holder of notes has or will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the indenture, but the holders of our senior indebtedness are not and will not be subject to limitations of that type. If the holders of our senior indebtedness are able to accelerate the maturity of some or all of our senior indebtedness at a time when a noninsolvency default has occurred, but an insolvency default has not occurred with respect to the notes, such holders of our senior indebtedness may be able to accelerate the maturity of, and pursue the payment in full of, that senior indebtedness while the holders of the notes would be unable to pursue similar remedies with respect to the notes.

No limit or restriction exists on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, and the indenture governing the notes does not contain any financial covenants.

Neither the indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations that rank senior in right of payment to, or pari passu with, the notes, to grant liens on our assets to secure our indebtedness or other obligations, to repurchase our stock or other securities, including any of the notes or any of our other outstanding debt securities, or to pay dividends or make other distributions to our shareholders. We expect that we will from time to time incur additional indebtedness and other liabilities. The issuance or guarantee of any such securities or the incurrence of any such other liabilities may reduce the amount, if any, recoverable by holders of the notes in any reorganization or any liquidation or winding up under the Bankruptcy Code or otherwise of Trustmark and may limit Trustmark’s ability to meet its obligations under the notes. In addition, neither the indenture nor the notes contain any restriction on Trustmark’s ability to issue securities that may have preferential rights to the notes or securities with provisions similar to or different from the provisions of the indenture under which the notes are issued.

In addition, there are no financial covenants in the indenture governing the notes. Further, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving our subsidiaries or us that may adversely affect our credit quality.

The market value of the notes may be influenced by unpredictable factors.

Certain factors, many of which are beyond our control, will influence the value of the notes and the price, if any, at which securities dealers and others may be willing to purchase or sell the notes in any secondary market for the notes, including, but not limited to:

•	our creditworthiness, financial performance and financial condition from time to time;

•	prevailing interest rates;

•	supply and demand for the notes;

•	economic, financial, political or regulatory events or judicial decisions that affect us or the financial markets generally, including the introduction of any financial transactions tax;

•	the market for similar securities;

•	changes in our published credit ratings; and

•	the trading price of our common stock.

Accordingly, if an investor in the notes sells those notes in the secondary market, it may not be able to obtain a price that will provide it with a desired yield, a price equal to the principal amount of the notes or a price equal to the price that the investor paid for the notes.

A downgrade in our credit ratings or the ratings of TNB could have a material adverse impact on us.

Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our and TNB’s long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our and TNB’s control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, TNB and we may not be able to maintain our current credit ratings. Ratings downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or TNB’s credit ratings could also increase our and TNB’s borrowing costs and limit access to the capital markets.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that such counterparties will adversely impact our financial condition because of potential future defaults. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.

The notes are not insured or guaranteed by the FDIC or any other governmental agency.

The notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

USE OF PROCEEDS

We expect that the net proceeds from this offering to us, after the underwriting discount and estimated offering expenses payable by us, will be approximately $                million.

We intend to use the net proceeds from this offering, after the payment of offering expenses, for general corporate purposes.

Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

CAPITALIZATION

You should read this information together with our consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

The following table sets forth our capitalization, including regulatory capital ratios, on a consolidated basis, as of September 30, 2020, on an actual basis as of that date and as adjusted to give effect to this offering, taking into account the expected net proceeds of such offering to us (after deducting the underwriting discounts and estimated offering expenses payable by us):

	As of September 30, 2020
(dollars in thousands except share data) (unaudited)	Actual	As Adjusted for this Offering
Liabilities
Deposits:
Noninterest-bearing	$3,964,023		$3,964,023
Interest-bearing	9,258,390		9,258,390

Total deposits	13,222,413		13,222,413
Federal funds purchased and securities sold under repurchase agreements	153,834		153,834
Other borrowings	178,599		178,599
Junior subordinated debt securities	61,856		61,856
ACL on off-balance sheet credit exposures	39,659		39,659
Subordinated notes offered hereby(1)	—
Operating lease liabilities	31,838		31,838
Other liabilities	159,922		159,922

Total Liabilities	13,848,121
Shareholders’ Equity
Common stock, no par value:
Authorized: 250,000,000 shares; Issued and outstanding: 63,423,820 shares	13,215		13,215
Capital surplus	231,836		231,836
Retained earnings	1,459,306		1,459,306
Accumulated other comprehensive income, net of tax	5,684		5,684

Total Shareholders’ Equity	1,710,041		1,710,041

Total Liabilities and Shareholders’ Equity	$15,558,162	$

Capital Ratios
Tier 1 leverage ratio(2)	9.20%			%
Common equity tier 1 risk-based capital ratio(2)	11.36%			%
Tier 1 risk-based capital ratio(2)	11.86%			%
Total risk-based capital ratio(2)	12.88%			%

(1)	Represents the aggregate principal amount of the notes, reduced by the underwriting discounts ($ ) and our estimated offering expenses ($ ).
(2)	Trustmark elected the five-year phase-in transition period related to adopting FASB ASU 2016-13 for regulatory capital purposes.

DESCRIPTION OF THE NOTES

We will issue the notes under the subordinated indenture (the “Base Indenture”), dated as of                     , 2020, between Trustmark Corporation, as the issuer, and Wilmington Trust, National Association, as the trustee, as amended and supplemented by a first supplemental indenture dated as of                     , 2020 (which will establish the notes). We refer to the Base Indenture, as amended and supplemented by the first supplemental indenture, as the indenture, and we refer to Wilmington Trust, National Association, in its capacity as the trustee under the indenture, as the trustee. The notes will be issued under and governed by the indenture. You may request a copy of the Base Indenture from us as described under “Where You Can Find More Information” in the accompanying prospectus. The following description of the terms of the notes supplements, and, to the extent it is inconsistent therewith, replaces, the summary of certain provisions of our debt securities set forth in the accompanying prospectus, to which description reference is hereby made. The following summary of certain provisions of the notes in this prospectus supplement and the summary of certain provisions of our debt securities and the Base Indenture in the accompanying prospectus do not purport to be complete and are subject to and qualified in their entirety by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the notes and the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For the purposes of this “Description of the Notes,” all references to “Trustmark,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean only Trustmark Corporation and not any of its subsidiaries.

General

The notes will be unsecured, subordinated obligations of the Company and will mature on                     , 2030 unless redeemed prior to such date in accordance with the provisions set forth below under “—Optional Redemption and Redemption Upon Special Events.” The notes will be issued and may be transferred only in minimum denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000.

Unless previously redeemed prior to maturity, we will repay the notes at 100% of their principal amount, together with accrued and unpaid interest thereon to, but excluding, the maturity date, at their maturity. We will pay principal of and interest on the notes in U.S. dollars.

The notes will constitute our unsecured debt obligations and will rank equally among themselves, will rank senior to our existing junior subordinated debentures and any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the notes, and will rank junior in right of payment to any of our future senior indebtedness as described below in “—Subordination of the Notes.” No sinking fund will exist for the notes, and no sinking fund payments will be made with respect to the notes. The notes will not be convertible into or exchangeable for any other securities or property. The notes will not be subject to defeasance or covenant defeasance. Except as described below under “—Clearance and Settlement,” the notes will be issued only in book-entry form and will be represented by one or more global notes registered in the name of Cede & Co., as the nominee of DTC. See “—Clearance and Settlement” below.

The notes are a part of a series of our subordinated debt securities that will be established under the subordinated indenture upon the execution by us and the trustee of the first supplemental indenture. We may, from time to time, without notice to, or the consent of, the holders of the notes, issue additional notes ranking equally with the notes and identical to the notes previously issued in all respects (except for the issue date, the offering price, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the notes and have the same terms as to status, redemption or otherwise as the notes. However, any additional notes of the series of which the notes are a part that are issued and are not fungible with the outstanding notes of such series for U.S. federal income tax purposes will be issued under one or more separate CUSIP numbers and ISIN numbers. No limit exists on the aggregate principal amount of the notes of this series that we may issue in the future.

The indenture contains no covenants or restrictions restricting the incurrence of indebtedness or other obligations by us or by our subsidiaries, including TNB. The indenture contains no financial covenants requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations or meet or exceed any financial ratios, as a general matter or in order to incur additional indebtedness or obligations, or to maintain any reserves. Moreover, neither the indenture nor the notes contain any covenants prohibiting us from, or limiting our right to, incur additional indebtedness or obligations, to grant liens on our assets to secure our indebtedness or other obligations that are senior in right of payment to the notes, to repurchase our stock or other securities, including any of the notes, or to pay dividends or make other distributions to our shareholders. In addition, neither the indenture nor the notes contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in our credit quality, including resulting from a merger, takeover, recapitalization or similar restructuring or other events involving us or our subsidiaries that may adversely affect our credit quality.

The notes and the subordinated indenture pursuant to which such notes will be issued are governed by, and shall be construed in accordance with, the laws of the State of New York.

The notes are not deposits in TNB and are not insured or guaranteed by the FDIC or any other government agency or instrumentality. The notes are solely obligations of the Company and are neither obligations of, nor guaranteed by, TNB or any of our other subsidiaries or affiliates.

No recourse will be available for the payment of principal of or interest on any note, for any claim based thereon, or otherwise in respect thereof, against any incorporator, shareholder, employee, agent, officer or director, as such, past, present or future, of ours or of any successor entity, it being expressly understood that all such liability is waived and released as a condition of, and as a consideration for, the execution of the first supplemental indenture and the issuance of the notes.

Payment of Principal and Interest

Payment of the full principal amount of the notes will be due on                     , 2030 (the maturity date), unless the notes are redeemed prior to the maturity date.

Fixed Rate Period

From and including the date of issuance to, but excluding,                     , 2025 (unless redeemed prior to such date as contemplated below under “—Optional Redemption and Redemption Upon Special Events”), which we refer to as the “Fixed Rate Period,” the notes will bear interest at a rate of        % per year. During the Fixed Rate Period, interest on the notes will accrue from and including                 , 2020, and will be payable semiannually in arrears on                  and                  of each year during the Fixed Rate Period, each a “Fixed Period Interest Payment Date,” commencing on                 , 2021. During the Fixed Rate Period, interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. The interest payable on the notes on any Fixed Period Interest Payment Date will, except as noted below, be paid to the person in whose name the notes are registered at the close of business on                 or                  (whether or not a business day (as defined below)) immediately preceding the Fixed Period Interest Payment Date. If any Fixed Period Interest Payment Date for the notes or the date for the payment of principal for the notes occurring during the Fixed Rate Period falls on a day that is not a business day, the Company will postpone the interest or principal payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the notes will not be entitled to any further interest, principal or other payments with respect to such postponements.

Floating Rate Period

From and including                     , 2025 to, but excluding, the maturity date (unless redeemed prior to such date as contemplated below under “—Optional Redemption and Redemption Upon Special Events,”), which we refer to as the “Floating Rate Period,” the notes will bear interest at a floating rate per year equal to the Benchmark (which is expected to be Three-Month Term SOFR), plus                basis points. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero.

During the Floating Rate Period, interest on the notes will accrue from and including                     , 2025 and will be payable quarterly in arrears on                     ,                     ,                      and                      of each year (each a “Floating Period Interest Payment Date” and, together with any Fixed Period Interest Payment Date, an “Interest Payment Date”), commencing on                      , 2026, and interest will be computed on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

For the purpose of calculating the interest on the notes for each floating rate interest period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%. When we use the term “floating rate interest period” we mean the period from and including the immediately preceding Floating Period Interest Payment Date in respect of which interest has been paid or duly provided for, to, but excluding, the applicable Floating Period Interest Payment Date or maturity date or date of earlier redemption, if applicable (except that the first floating rate interest period will commence on                     , 2025). See “Calculation Agent.”

The following definitions apply to the foregoing definition of Three-Month Term SOFR:

“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the calculation agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.

“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“FRBNY’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the FRBNY’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or any successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “floating rate interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment,” and “Benchmark Transition Event” have the meanings set forth under the heading “—Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the benchmark used to calculate the interest rate on the notes for each floating rate interest period. In accordance with the benchmark transition provisions, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the Floating Rate Period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during such floating rate interest period and the remainder of the Floating Rate Period.

Absent manifest error, the calculation agent’s determination of the interest rate for a floating rate interest period for the notes will be binding and conclusive on you, us (if we are not also the calculation agent) and the trustee. The trustee shall have no duty to confirm or verify any such calculation. By its acquisition of the notes, each holder of notes (including, for the avoidance of doubt, each beneficial owner) will acknowledge, accept, consent to and agree to be bound by our and the calculation agent’s determination of the interest rate for each floating rate interest period, including our and its determination of any Benchmark Replacement Conforming Changes, Benchmark Replacement Date, Benchmark Replacement, Benchmark Replacement Adjustment, and Benchmark Transition Event, including as may occur without any prior notice from us or the calculation agent and without the need for us or it to obtain any further consent from any holder. The calculation agent’s determination of any interest rate, and its calculation of interest payments, for any floating rate interest period, will be maintained on file at the calculation agent’s principal offices and will be made available to any holder of the notes upon request, and the calculation agent will provide the Company and the trustee with written notice of the interest rate in effect on the notes promptly after the Reference Time (or such other date of determination for the applicable Benchmark).

If the then-current Benchmark is Three-Month Term SOFR, the calculation agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the benchmark transition provisions.

When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions or trust companies in the City of New York, New York or any place of payment are authorized or obligated by law, regulation, or executive order to close or remain closed.

If any Floating Period Interest Payment Date or the maturity date for the notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and, with respect to the maturity date, no additional interest will accrue on the amount payable for the period from and after the maturity date), unless, with respect to a Floating Period Interest Payment Date only, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a business day, and interest will accrue to, but excluding, such Floating Period Interest Payment Date as so adjusted.

The interest payable on the notes on any Floating Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the notes are registered at the close of business on                    ,                    ,                      or                    (whether or not a business day) immediately preceding the Floating Period Interest Payment Date. Payments will include interest accrued to, but excluding, the relevant Floating Period Interest Payment Date. However, interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable.

Principal and interest on the notes will be payable by wire transfer in immediately available funds in U.S. dollars at an office or agency of the Company maintained for such purpose, which shall initially be the corporate trust office of the trustee.

Subordination of the Notes

Our obligation to make any payment on account of the principal of, or interest on, the notes will be subordinate and junior in right of payment to the prior payment in full of all of our senior indebtedness.

“Senior indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments we make in respect of the following categories of debt, whether that debt is outstanding on the date of execution of the first supplemental indenture or thereafter incurred, created or assumed:

•

our indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, debenture or note purchase agreement or other agreement, including any senior debt securities that may be offered, including by means of the base prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

•	our indebtedness to general creditors;

•	our obligations as lessee under leases of property, whether made as part of a sale and leaseback transaction to which we are a party or otherwise;

•

indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures that is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements and swap and nonswap forward agreements;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described in the clauses above.

However, “senior indebtedness” excludes:

•

any indebtedness, obligation or liability referred to in the definition of senior indebtedness above as to which, in the instrument creating, governing or evidencing that indebtedness, obligation or liability, it is expressly provided that such indebtedness, obligation or liability is not senior in right of payment to, is junior in right of payment to, or ranks equally in right of payment with, other specified types of indebtedness, obligations and liabilities of the Company, which other specified types of indebtedness, obligations and liabilities of the Company include the notes;

•

any indebtedness, obligation or liability that is subordinated to other of our indebtedness, obligations or liabilities to substantially the same extent as or to a greater extent than the notes are subordinated;

•	all obligations to trade creditors created or assumed by the Company in the ordinary course of business; and

•

the notes and any other securities issued pursuant to the indenture and our outstanding junior subordinated debentures and, unless expressly provided in the terms thereof, any of our indebtedness to our subsidiaries.

As used above, the term “purchase-money obligations” means indebtedness, obligations evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, issued to evidence the obligation to pay or a guarantee of the payment of, and any deferred obligation for the payment of, the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

Notwithstanding the foregoing, if the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Indebtedness” in the indenture will have the meaning as described in that rule or interpretation.

In accordance with the subordination provisions of the indenture and the notes, we are permitted to make payments of accrued and unpaid interest on the notes on the Interest Payment Dates and at maturity and to pay the principal of the notes at maturity unless:

•	we are subject to any insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities; or

•

a default in the payment of principal of, or premium, if any, or interest on, any senior indebtedness has occurred that is continuing beyond any applicable grace period or an event of default has occurred and is continuing with respect to any senior indebtedness or would occur as a result of a payment of principal of, or premium, if any, or interest on, the notes being made and that event of default would permit the holders of any senior indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity of that senior indebtedness and such default or event of default has not been cured, waived and otherwise ceased to exist.

In the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the notes. If, after we have paid the senior indebtedness in full, there are any amounts available for payment of the notes and any of our other indebtedness and obligations ranking equally in right of payment with the notes, then we will use such remaining assets to pay the amounts of principal of, premium, if any, and accrued and unpaid interest on, the notes and such other of our indebtedness and obligations that rank equally in right of payment with the notes. If those assets are insufficient to pay in full the principal of, premium, if any, and interest on the notes and such other indebtedness and obligations, those assets will be applicable ratably to the payment of such amounts owing with respect to the notes and such other indebtedness and obligations.

In the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, if the holders of the notes receive for any reason any payment on the notes or other distributions of our assets with respect to the notes before all of our senior indebtedness is paid in full, the holders of the notes will be required to return that payment or distribution to the bankruptcy trustee, receiver, liquidating trustee, custodian, assignee, agent or other person making payment of our assets for all our senior indebtedness remaining unpaid until all that senior indebtedness has been paid in full, after giving effect to any other concurrent payment or distribution to the holders of such senior indebtedness.

By reason of the above subordination in favor of the holders of our senior indebtedness, in the event of our bankruptcy or insolvency, holders of our senior indebtedness may receive more, ratably, and holders of the notes may receive less, ratably, than our other creditors.

We have outstanding junior subordinated debentures that relate to outstanding trust preferred securities issued by certain special purpose trusts to which the notes will rank senior in right of payment. We also have outstanding other subordinated notes to which the notes will rank equally in right of payment. In addition, we may incur other indebtedness and obligations, the terms of which may provide that such indebtedness ranks either equally with or junior in right of payment to the notes or promissory notes, bonds, debentures and other evidences of indebtedness of a type that includes the notes. As discussed above, in the event of our insolvency, bankruptcy, receivership, liquidation or other marshalling of our assets and liabilities, the indebtedness and obligations ranking equally with the notes will participate ratably in any of our assets remaining after the payment in full of all of our senior indebtedness. In such circumstances, our indebtedness and other obligations junior in right of payment to the notes, such as our junior subordinated debentures, will not be entitled to receive any payments until the notes and all of our indebtedness and obligations ranking equally in right of payment to the notes have been paid in full.

All liabilities of TNB, including deposits, and our other subsidiaries, including each subsidiary’s liabilities to general creditors arising during its ordinary course of business or otherwise, will be effectively senior in right of payment to the notes to the extent of the assets of such subsidiary because, as a shareholder of the subsidiary, we do not have any rights to the assets of the subsidiary except if the subsidiary declares a dividend payable to us or if there are assets of the subsidiary remaining after it has discharged its liabilities to its creditors in connection with its liquidation. Over the term of the notes, we will need to rely primarily on dividends paid to us by TNB, which is a regulated financial institution, for the funds necessary to pay the interest on our outstanding debt obligations and to make dividends and other payments on our other securities outstanding now or in the future. With respect to the payment of the principal of the notes at their maturity, we may rely on the funds we receive from dividends paid to us by our subsidiaries, but will likely have to rely on the proceeds of borrowings and other securities we sell to pay the principal amount of the notes.

Regulatory rules may restrict TNB’s ability to pay dividends or make other distributions to us or to provide funds to us by other means. As a result of the foregoing, with respect to the assets of each of our subsidiaries, our creditors (including the holders of the notes) are structurally subordinated to the prior claims of creditors of any such subsidiary, including the depositors of TNB, except to the extent that we may be a creditor with recognized claims against any such subsidiary.

As discussed above, neither the notes nor the indenture contains any limitation on the amount of senior indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the notes that we, TNB or any of our other subsidiaries may incur. Any indebtedness and liabilities of TNB or our other subsidiaries is not a part of our senior indebtedness. The notes will be effectively subordinate to all of the existing and future indebtedness and liabilities, including deposit liabilities, of our subsidiaries, including TNB. As of September 30, 2020, the Company and our consolidated subsidiaries had total liabilities (including outstanding indebtedness, total deposits and other liabilities, and excluding intercompany liabilities) of $13.85 billion. Except for approximately $61.9 million of junior subordinated indebtedness on a gross basis as of September 30, 2020 (which was comprised of our existing junior subordinated debentures underlying outstanding trust preferred securities), which rank junior in right of payment and upon liquidation to the notes, all of these liabilities are contractually or structurally senior to the notes.

Optional Redemption and Redemption Upon Special Events

We may redeem the notes, at our sole option, beginning with the Interest Payment Date of                     , 2025 and on any Interest Payment Date thereafter, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption, subject to prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board. If we elect to redeem the notes, we will be required to notify the trustee of the aggregate principal amount of notes to be redeemed and the redemption date. Any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. If fewer than all of the notes are to be redeemed, the selection of notes to be redeemed will occur in accordance with the rules of DTC (or, in the case of any certificated notes, by lot, on a pro rata basis or in such other manner the trustee deems fair and appropriate unless otherwise required by law). The notes are not subject to repayment at the option of the holders. The notes may not otherwise be redeemed by us prior to the scheduled maturity of the notes, except we may, at our sole option, redeem the notes at any time before the scheduled maturity of the notes in whole, but not in part, upon or after the occurrence of any of the following:

(1) a “Tax Event,” which is defined in the indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that (a) an amendment to or change (including any announced prospective amendment or change) in any law, treaty, statute or code, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities, (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”), (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or (d) a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, in each case, occurring or becoming publicly known on or after the date of original issuance of the notes, resulting in more than an insubstantial increase in the risk that the interest paid by us on the notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

(2) a “Tier 2 Capital Event,” which is defined in the indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the notes, the notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve Board (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

(3) our becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any such redemption of the notes will be at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption. Notwithstanding the foregoing, installments of interest on any notes that are due and payable on Interest Payment Dates falling on or prior to the applicable date of redemption will be payable on such Interest Payment Dates to the registered holders at the close of business on the relevant record dates in accordance with the notes and the indenture. Any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption. Any redemption of the notes would require prior approval of the Federal Reserve Board, to the extent that such approval is then required under the rules of the Federal Reserve Board.

Our election to redeem any of the notes will be provided to the trustee at least three business days prior to the requested date of delivery (or such shorter period as is satisfactory to the trustee). In the case of any redemption, at least 15 days but no more than 60 days before the redemption date, the Company shall send in accordance with the applicable procedures of the depositary (with a copy to the trustee), or if the notes are not then global securities the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each holder of notes to be redeemed at such holder’s registered address appearing on the register (with a copy to the trustee).

The Notes Are Intended to Qualify as Tier 2 Capital

We intend to treat the notes as Tier 2 capital under the capital adequacy rules established by the Federal Reserve Board for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to depositors and general creditors, which, in our case, will be to the holders of our senior indebtedness;

•

not contain provisions permitting the holders of the notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution;

•

only be callable after a minimum of five years following issuance, except upon certain special events, and, in any case, subject to obtaining the prior approval of the Federal Reserve Board to the extent such approval is then required under the rules of the Federal Reserve Board; and

•

unless the Federal Reserve Board authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve Board that following redemption, we will continue to hold capital commensurate with our risk.

Events of Default; Limitation on Suits

Under the indenture, an event of default will occur if we fail to pay accrued and unpaid interest on the notes and any notes of the same series offered in the future and such failure continues for 90 days, we fail to pay principal of any notes of that series when due, whether at maturity or upon redemption, or upon our default in the performance, or breach, of any other covenant or warranty contained in the indenture, other than a covenant added to the indenture solely for the benefit of any other series of subordinated debt securities issued under the indenture, and such default continues for 90 days after written notice as provided in the indenture. In addition, an event of default will occur upon the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case or proceeding under any applicable bankruptcy, insolvency or reorganization law, including Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, and such decree or order continues unstayed and in effect for a period of 60 consecutive days or if we commence a voluntary case under any applicable bankruptcy, insolvency or reorganization law, including under Chapter 7 (liquidation) or Chapter 11 (reorganization) of the U.S. Bankruptcy Code, as now or hereafter in effect, each of which events of default we refer to as an “insolvency event of default.”

Neither the trustee nor the holders of the notes will have the right to accelerate the maturity of the notes in the case of our failure to pay the principal of, or interest on, the notes or our nonperformance of any other covenant or warranty under the notes or the indenture. Nevertheless, during the continuation of such an event of default under the notes, the trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of notes to regularly scheduled payments of interest and the payment of principal at the scheduled maturity of the notes, as well as the performance of any covenant or agreement in the indenture. Any such rights to receive payment of such amounts under the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination of the Notes.”

If an insolvency event of default occurs and is continuing, the principal amount and accrued and unpaid interest on the notes shall become immediately due and payable, without the need for any action on the part of the holders of the notes or the trustee, subject to the broad equity powers of a federal bankruptcy court and the determination by that court of the nature and status of the payment claims of the holders of the notes. At any time after acceleration with respect to the notes has occurred, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of outstanding notes of the series of our subordinated notes which the notes are a part and other affected series of securities issued under the indenture, voting as one class, may waive all defaults and rescind and annul any acceleration occurring as to any and all securities of such series, including the notes, but only if (1) we have paid or deposited with the trustee a sum of money sufficient (a) to pay to the holders of the outstanding securities of all affected series of securities established under the indenture, including the notes, (i) all overdue installments of any interest that have become due otherwise than by such declaration of acceleration, (ii) the principal of and any premium that have become due otherwise than by such declaration of acceleration and, to the extent permitted by applicable law, interest thereon at the rate of interest borne by these securities and (iii) to the extent permitted by applicable law, interest upon installments of any interest, if any, that have become due otherwise than by such declaration of acceleration at the rate of interest borne by these securities and (b) to pay all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and all other amounts due the trustee; and (2) all events of default with respect to the notes other than the nonpayment of the principal of, or any premium and interest on, the notes that shall have become due solely by such acceleration, shall have been cured or waived as provided in the indenture. Even in the event of an acceleration of the maturity of the notes upon the occurrence of an insolvency event, the rights of the holders of the notes to receive payment of the principal of, and accrued and unpaid interest on, the notes remain subject to the subordination provisions of the notes as discussed above under “—Subordination of the Notes.”

The indenture provides that, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions in the indenture, the holders of a majority in principal amount of the notes outstanding from time to time will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

Effect of Benchmark Transition Event

If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any floating rate interest period during the Floating Rate Period, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during such floating rate interest period and all subsequent floating rate interest periods. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

1)	Compounded SOFR;

2)	the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

3)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

4)	the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

1)	the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including, without limitation, changes to the definition of “floating rate interest period,” timing and frequency of determining rates with respect to each floating rate interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent determines that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

2)	in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of

•	the date of the public statement or publication of information referenced therein and

•	the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

1)	if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

2)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

2)	if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread specified above.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the calculation agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “FRBNY’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth under the heading “—Floating Rate Period.”

Determinations and Decisions

The calculation agent is expressly authorized to make certain determinations, decisions, and elections under the terms of the notes, including with respect to the use of Three-Month Term SOFR as the Benchmark for the Floating Rate Period and under the benchmark transition provisions. Any determination, decision, or election that may be made by us or by the calculation agent under the terms of the notes, including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding on the holders of the notes, us (if we are not also the calculation agent) and the trustee absent manifest error;

•	if made by us as calculation agent, will be made in our sole discretion;

•

if made by a calculation agent other than us, will be made after consultation with us, and the calculation agent will not make any such determination, decision, or election to which we reasonably object; and

•	notwithstanding anything to the contrary in the indenture, shall become effective without consent from the holders of the notes or the trustee or any other person.

If the calculation agent fails to make any determination, decision, or election that it is required to make under the terms of the applicable notes, then we will make such determination, decision, or election on the same basis as described above. The indenture provides that the trustee will have no liability relating to any delay caused by the calculation agent’s failure to timely or appropriately determine the rate of interest borne by the notes.

Modification of the Indenture

Article 10 of the Base Indenture shall apply to the notes. In addition, without the consent of any holders of notes, the Company and the trustee, at any time and from time to time, may enter into one or more supplemental indentures to implement in accordance with the terms herein any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof).

Calculation Agent

We will appoint a calculation agent for the notes prior to the commencement of the Floating Rate Period. We will act as the initial calculation agent.

The calculation agent shall have all the rights, protections and indemnities afforded to the trustee under the indenture. The Company may remove the calculation agent at any time. If the calculation agent is unable or unwilling to act as calculation agent or is removed by the Company, the Company will promptly appoint a replacement calculation agent. For the avoidance of doubt, if at any time there is no calculation agent appointed by the Company, then the Company shall be the calculation agent.

Clearance and Settlement

DTC or any successor depositary will act as securities depositary for the notes. The notes will be issued initially in the form of one or more fully registered global notes (each such global note, a “global note”), registered in the name of DTC or its nominee and deposited with DTC or its designated custodian or such other depositary as any officer of the Company may designate. No holder of any beneficial interest in any global note held on its behalf by a depositary shall have any rights under the indenture with respect to such global note, and such depositary may be treated by the Company, the trustee and any agent of the Company or the trustee as the owner of such global note for all purposes whatsoever. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. See “Book Entry Issuance” in the accompanying prospectus for more information concerning DTC and its facilitation of clearance and post-trade settlement of transactions among its participants.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes, so long as global notes represent the corresponding securities.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC.

Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants in DTC, who will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments made with respect to the notes, as such, the paying agent for the notes will forward payments to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the notes entitled to the benefits of the indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not result in any change in beneficial ownership of those securities. DTC does not have, and is not anticipated to have, any knowledge of the actual beneficial owners of the notes, as DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the global note representing the notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of that global note and all notes represented by that global note for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to in the accompanying prospectus, owners of beneficial interests in the global note:

•	will not be entitled to have such global note or the notes represented by that global note registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests; and

•

will not be considered to be owners or holders of that global note or any notes represented by that global note for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, payments of principal of, and interest on, the notes represented by the global note and all transfers and deliveries of such global note will be made to DTC or its nominee, as the case may be, as the registered holder of the global note. DTC’s practice is to credit its direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners of the notes will be governed by standing instructions and customary practices of those participants, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the trustee or any of their respective agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and payments of principal of, or interest on, the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) are the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners of the notes will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the global note will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in the global note will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in the global note may be subject to various policies and procedures adopted by DTC from time to time. None of the Company, the trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in the global note, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the global note among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the Company nor the trustee nor any agent for either of them will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC or the standby instructions or customary procedures of the participants.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of the notes to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the notes.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the indenture only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Same-Day Settlement and Payment

Settlement for the notes will be made in immediately available funds. The notes will trade in DTC’s Same-Day Funds Settlement System until maturity and, therefore, DTC will require secondary trading activity in the notes to be settled in immediately available funds. Secondary trading in long-term notes and notes of corporate issuers is generally settled in clearing house or next-day funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity of the notes.

Regarding the Trustee

Wilmington Trust, National Association acts as trustee under the indenture pursuant to which the notes will be issued. From time to time, we and some of our subsidiaries may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the trustee in the ordinary course of business.

Upon the occurrence of an event of default or an event which, after notice or lapse of time or both, would become an event of default under the notes, or upon the occurrence of a default under another indenture under which Wilmington Trust, National Association serves as trustee, the trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and, accordingly, may be required to resign as trustee under the indenture. In that event, we would be required to appoint a successor trustee.

The trustee (including in its capacity as paying agent) shall have no (i) responsibility or liability for the (A) Three-Month Term SOFR Conventions, (B) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (C) determination or calculation of a Benchmark Replacement, or (D) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (A) through (D) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its calculation agent, as applicable, and (ii) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company’s or the calculation agent’s failure to select a Benchmark Replacement or the calculation agent’s failure to calculate a Benchmark. The trustee shall be entitled to rely conclusively on all notices from the Company or the calculation agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regard to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Conforming Changes. The trustee shall not be responsible or liable for the actions or omissions of the calculation agent, or any failure or delay in the performance of the calculation agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the calculation agent. The trustee shall not be under any duty to succeed to, assume or otherwise perform, any duties of the calculation agent, or to appoint a successor or replacement in the event of the calculation agent’s resignation or removal or to replace the calculation agent in the event of a default, breach or failure of performance on the part of the calculation agent with respect to the calculation agent’s duties and obligations hereunder. The trustee shall be entitled to rely conclusively on any determination made, and any instruction, notice, officers’ certificate or other instruction or information provided by the calculation agent without independent verification, investigation or inquiry of any kind. The trustee may, but shall not be obligated to, enter into any supplemental indenture which affects the trustee’s own rights, duties or immunities under the indenture or otherwise.

Notwithstanding the provisions of the indenture, neither the trustee nor any paying agent shall be charged with knowledge of the existence of any senior indebtedness or of any event that would prohibit the making of any payment or moneys to or by the trustee or such paying agent, unless and until a responsible officer of the trustee or such paying agent shall have received written notice thereof from the Company or from the holder of any senior indebtedness or from the representative of any such holder.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the acquisition, ownership and disposition of notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire notes in the initial offering at their original “issue price” and hold them as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the notes. This discussion is based on current provisions of the Code, the Treasury Regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.

This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions, dealers in securities or currencies, traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. holders having a “functional currency” other than the U.S. dollar, holders who hold notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” and persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement). This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as partners in any partnership holding notes should consult their own tax advisors regarding the tax consequences of the acquisition, ownership and disposition of notes.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. TAX LAWS OR ANY TAX TREATY.

The terms of the notes provide for payments by us prior to their scheduled payment dates under certain circumstances. The possibility of such payments may implicate special rules under Treasury Regulations governing “contingent payment debt instruments.” According to those Treasury Regulations, the possibility that such payments of accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such accelerated amounts if there is only a remote chance as of the date the notes are issued that such payments will be made. We intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury Regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

Treatment of the Notes as Variable Rate Debt Instruments

The notes will initially bear interest at a fixed annual rate. From and including                , to, but excluding, the maturity date or the date of earlier redemption, the notes will bear interest at a floating rate per annum equal to the Benchmark (which is expected to be Three-Month Term SOFR) plus                basis points. Under applicable Treasury Regulations, a debt instrument will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the debt instrument by more than a specified de minimis amount, (b) the debt instrument provides for stated interest, paid or compounded at least annually, at current value of (i) one or more “qualified floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a “single objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate,” and (c) except as described in (a) above, does not provide for any principal payments that are contingent. A “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under the foregoing definition, the notes are expected to be treated as variable rate debt instruments for U.S. federal income tax purposes and the discussion below is based on this assumption.

Interest on the Notes

It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable Treasury Regulations). If, however, the issue price of a note is less than the stated redemption amount at maturity and the difference is more than a de minimis amount (as set forth in the applicable Treasury Regulations), then a U.S. holder generally will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method.

The tax treatment of interest depends on whether such interest constitutes “qualified stated interest,” referred to herein as “QSI.” Interest is QSI if it is unconditionally payable or will be constructively received, in cash or property, at least annually at a single fixed rate or at a single “qualified floating rate” or “objective rate” (each as defined in the applicable Treasury Regulations). Depending on the facts and circumstances, a fixed-to-floating rate may be treated as a single qualified floating rate for purposes of determining the amount of QSI. Based upon current market conditions and the manner in which the interest rates on the notes are determined, we expect that all of the stated interest on the notes will be treated as QSI and the notes will not be treated as having been issued with any original issue discount. Interest that is QSI will generally be includible in a U.S. holder’s income as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Holders should consult their own tax advisors regarding the tax consequences to them if the notes are issued with original issue discount or if the stated interest is not treated as QSI.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note equal to the difference, if any, between (a) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “—Interest on the Notes”) and (b) such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that such U.S. holder paid for the note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder will have held the note for a period of more than one year. Long-term capital gains recognized by noncorporate U.S. holders (including individuals) generally are subject to preferential tax rates. The deductibility of capital losses is subject to limitations.

Net Investment Income Tax (Commonly Referred to as Medicare Tax)

Non-corporate U.S. holders whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross interest income and net gains from the disposition of the notes. Non-corporate U.S. holders are encouraged to consult their own tax advisors regarding the applicability of this net investment income tax to its income and gains in respect of any investment in the notes.

Information Reporting and Backup Withholding

Information reporting generally will apply to payments of interest on the notes and to the proceeds of a sale or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

Payments of Interest

Subject to the discussions below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding,” payments of interest on the notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:

•

such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, in the case of an income tax treaty resident, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury Regulations; and

•

either (a) the beneficial owner of the notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, certifying, under penalties of perjury, that it is not a “United States person” (as defined in the Code) and providing its name and address or (b) a financial institution that holds the notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.

Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a United States person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes

Subject to the discussions below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “—Non-U.S. Holders—Payments of Interest”), a non-U.S. holder generally will not be subject to

U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a note unless:

•

such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a United States person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source capital losses, if any, of the non-U.S. holder.

Information Reporting and Backup Withholding

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a specific treaty or agreement with those tax authorities.

U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption.

Under Treasury Regulations, the payment of proceeds from the disposition of a note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or otherwise establishes an exemption. The payment of proceeds from the disposition of notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form W-8), certifying such non-U.S. holder’s non-U.S. status or otherwise establishes an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) impose a 30% withholding tax on interest paid on the notes to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of the notes by, a foreign entity if the foreign entity is:

•

a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding, (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) its residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•

a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of interest on the notes and to payments of gross proceeds from a sale or other disposition of the notes. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not Trustmark, will determine whether or not to implement gross proceeds FATCA withholding.

Under certain circumstances, a non-U.S. holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes by (i) employee benefit plans subject to Part 4 of Subtitle B of Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts (“IRAs”) and other arrangements subject to Section 4975 of the Code, (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code (collectively, “Similar Laws”), and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements (each, a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable similar laws in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions (“ERISA Plans”) from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, a nonexempt prohibited transaction may be subject to rescission. If you are acting on behalf of an IRA that you maintain or a beneficiary maintains, engaging in a prohibited transaction can result in the IRA losing its tax exempt status and its assets will be deemed to be distributed to you or the beneficiary, as applicable, in a taxable distribution. In addition, a fiduciary of a ERISA Plan subject to Part 4 of Subtitle B of Title I who permits the ERISA Plan to engage in a transaction that the fiduciary knows or should know is a prohibited transaction may be liable to the ERISA Plan for any loss the ERISA Plan incurs as a result of the transaction or for any profits the fiduciary earned in the transaction. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the notes were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any notes by an ERISA Plan could result in a sale or exchange between an ERISA Plan and a party in interest or disqualified individual that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief was available under an applicable administrative or statutory exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the notes. Those class exemptions include:

•	PTCE 96-23 for certain transactions determined by in-house asset managers;

•	PTCE 95-60 for certain transactions involving insurance company general accounts;

•	PTCE 91-38 for certain transactions involving bank collective investment funds;

•	PTCE 90-1 for certain transactions involving insurance company separate accounts; and

•	PTCE 84-14 for certain transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the Plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan and provided, further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that all of the conditions of any such exemptions will be satisfied.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the notes by a Plan, the notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of the notes that either:

•	it is not a Plan and is not purchasing the notes or interest in the notes on behalf of or with the assets of any Plan; or

•

its purchase, holding and disposition of the notes or interest in the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the notes on behalf of or with the assets of any Plan consult with its counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the notes, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the notes by the Plan are entitled to full exemptive relief thereunder.

Nothing herein shall be construed as, and the sale of the notes to a Plan is in no respect, a representation by us or the underwriters that any investment in the notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. The foregoing description is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

UNDERWRITING

We have entered into an underwriting agreement, dated                    , 2020 (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Piper Sandler & Co., as representatives of the underwriters identified therein (the “underwriters”), with respect to the notes. Subject to certain conditions, the underwriters have agreed to purchase, severally, the aggregate principal amount of the notes set forth next to their names in the following table.

Name	Principal Amount
Morgan Stanley & Co. LLC	$
Piper Sandler & Co.	$
Total	$

The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the notes offered by this prospectus supplement and the accompanying prospectus are subject to conditions precedent. The underwriters have agreed to purchase all of the notes offered by this prospectus supplement and the accompanying prospectus if any such notes are purchased pursuant to the Underwriting Agreement.

It is expected that delivery of the notes will be made against payment on or about the date specified on the cover of this prospectus supplement, which is the                          business day following the date of pricing of the notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on any date prior to the second business day before delivery will be required by virtue of the fact that the notes initially will settle in                          business days to specify alternative settlement arrangements to prevent a failed settlement.

Discounts, Commissions and Expenses

The underwriters initially propose to offer part of the notes directly to the public at the public offering price listed on the cover page of this prospectus supplement and may offer part of the notes to certain dealers at a price that represents a concession not in excess of $            per note under the public offering price. The underwriters may allow, and such dealers may re-allow, a concession not in excess of $            per note to other underwriters or to certain dealers. After the initial offering of the notes, the offering price and other selling terms may from time to time be varied by the underwriters.

We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, to be paid by us will be approximately $            .

No Public Trading Markets

There is currently no public trading market for the notes. In addition, we have not applied and do not intend to apply to list the notes on any national securities exchange or to have the notes quoted on an automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, the underwriters are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the notes will develop or continue, that you will be able to sell your notes at a particular time, or that the price that you receive when you sell will be favorable.

No Sales of Similar Securities

We have agreed that, without the prior written consent of Morgan Stanley & Co. LLC and Piper Sandler & Co., we will not, during the period ending 30 days after the date of closing of the transaction, offer, sell, contract to sell or otherwise dispose of any of our debt securities or warrants to purchase or otherwise acquire any of our debt securities that are substantially similar to the notes (other than the notes themselves or commercial paper issued in the ordinary course of business).

Stabilization

In connection with the offering of the notes, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering (i.e., if an underwriter sells more notes than are on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Any of these activities may cause the price of the notes to be higher than the price that otherwise would exist in the absence of such activities. These activities, if commenced, may be discontinued at any time.

Affiliations

The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of our affiliates or ours. If the underwriters or their affiliates have a lending relationship with us, the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments we or the underwriters may be required to make in respect of those liabilities.

Selling Restrictions

European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

This prospectus supplement and accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the

underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”). Neither the notes nor any interest therein may be offered or sold, and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any natural person with domicile or residence in Japan or any corporation or other entity with a principal office in Japan or any Japanese branch office, local office or other office of a non-resident), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer of the notes. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

This document has not been, and will not be, registered as a prospectus (as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong)) (the “Companies (WUMP) Ordinance”) in Hong Kong. This document has not been reviewed or approved for publication or distribution in Hong Kong by the Securities and Future Commission of Hong Kong pursuant to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”). Accordingly, the notes may not be offered or sold in Hong Kong by means of this document or otherwise, and this document or any abridged version of this document must not be issued, circulated or distributed in Hong Kong other than (a) to “professional investors” as defined in the SFO and any subsidiary legislation made under the SFO or (b) in other circumstances which do not result in this document or any other document being a “prospectus” as defined in the Companies (WUMP) Ordinance. In addition, no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, any member of the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to “professional investors” as defined in the SFO or any subsidiary legislation made under the SFO.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore and the notes will be offered pursuant to exemptions under the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”). Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.

Where the notes are subscribed or purchased pursuant to Section 275 of the SFA by a relevant person which is (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Future (Offers of Investments (Securities and Securities-based Derivatives Contracts)) Regulations 2018.

Singapore SFA Product Classification. Solely for purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA and Securities and Futures Act (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

LEGAL MATTERS

The validity of the notes offered hereby will be passed upon for us by Covington & Burling LLP, New York, New York and certain Mississippi law matters will be passed upon for us by Brunini, Grantham, Grower & Hewes, PLLC, Jackson, Mississippi. Certain legal matters in connection with this offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019 and the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Crowe LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated by reference in this prospectus supplement and the accompanying prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS

TRUSTMARK CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Units

Stock Purchase Contracts

Trustmark Corporation, or one or more selling securityholders to be identified in the future, may offer, issue and sell from time to time, together or separately, in one or more offerings any combination of: (i) our common stock; (ii) our preferred stock, which we may issue in one or more series; (iii) senior or subordinated debt securities; (iv) warrants; (v) depositary shares; (vi) units; and (vii) stock purchase contracts. The debt securities may consist of debentures, notes or other types of debt. The debt securities, preferred stock and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.

We, or the selling securityholders, may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will not receive any proceeds from any sale of securities by any such selling securityholders.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering pursuant to this prospectus or any prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “TRMK.” On November 17, 2020, the closing price of our common stock on the Nasdaq Global Select Market was $26.54 per share. You are urged to obtain current market quotations of our common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The securities described herein may be sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, then the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 6 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference into this prospectus together with any information set forth in the “Risk Factors” section of any applicable prospectus supplement before making any decision to invest in our securities.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The offered securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is November 18, 2020.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, then you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ii

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Trustmark,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Trustmark Corporation and its consolidated subsidiaries, except that such terms refer to only Trustmark Corporation and not its subsidiaries in the sections titled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Depositary Shares,” “Description of Units” and “Description of Stock Purchase Contracts.”

ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic shelf registration statement filed by Trustmark Corporation with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we, or any selling securityholder, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC website as described under the heading “Where You Can Find More Information.”

Each time we offer and sell, or one of the selling securityholders offers and sells, securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering. The prospectus supplement may add, update or change information in this prospectus. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If the information in this prospectus is inconsistent with a prospectus supplement and any applicable free writing prospectus, then you should rely on the information in that prospectus supplement and any applicable free writing prospectus. You should read carefully both this prospectus and, if applicable, any prospectus supplement together with the documents we have incorporated by reference into this prospectus or any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Neither the Company nor any selling securityholder has authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus or any prospectus supplement, or to which the Company has referred you. Neither the Company nor any selling securityholder takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. You should not assume that the information provided in this prospectus or any prospectus supplement or the documents incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of this prospectus or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.trustmark.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement or other offering materials.

We have filed an automatic shelf registration statement on Form S-3 with the SEC for the securities being offered under this prospectus. This prospectus is a part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus is considered a part of the information contained herein. We are incorporating by reference into this prospectus the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

•

our annual report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February  20, 2020, and updated by the portions of our definitive proxy statement on Schedule 14A filed with the SEC on March 16, 2020, specifically incorporated by reference therein;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the SEC on May 8, 2020, August 6, 2020, and November 5, 2020, respectively;

•	our current reports on Form 8-K, filed with the SEC on April 14, 2020, April 30, 2020 and October 27, 2020; and

•

the description of our common stock contained in Exhibit 4-d to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020, including any amendment or report filed for the purpose of updating such description.

The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

Trustmark Corporation

248 East Capitol Street

Jackson, Mississippi 39201

Attention: Secretary

Telephone: (601) 208-5088

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and other related federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:

•	changes in the level of nonperforming assets and charge-offs;

•	an increase in unemployment levels and slowdowns in economic growth;

•

our ability to manage the impact of the COVID-19 pandemic on our markets and our customers, as well as the effectiveness of actions of federal, state and local governments and agencies (including the Board of Governors of the Federal Reserve Board) to mitigate its spread and economic impact;

•	local, state and national economic and market conditions;

•	conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets;

•	levels of and volatility in crude oil prices;

•	changes in our ability to measure the fair value of assets in our portfolio;

•	material changes in the level and/or volatility of market interest rates;

•	the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;

•	our ability to attract noninterest-bearing deposits and other low-cost funds;

•	competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions;

•

economic conditions, including the potential impact of issues related to the European financial system and monetary and other governmental actions designed to address credit, securities, and/or commodity markets;

•	the enactment of legislation and changes in existing regulations or enforcement practices or the adoption of new regulations;

•	changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes;

•	changes in the financial performance or condition of our borrowers;

•	changes in our ability to control expenses;

•	greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business;

•	cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism; and

•

the other factors and information contained in this prospectus and in the other reports and filings that we make with the SEC, including, without limitation, those described in “Part I. Item 1A. Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2019 and “Part II. Item 1A. Risk Factors” of our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, which are incorporated into this prospectus by reference.

We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this prospectus or made by us in any report, filing, document or information incorporated by reference in this prospectus, speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus or incorporated by reference herein.

RISK FACTORS

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors described in “Part I. Item 1A. Risk Factors” of, and elsewhere in, our annual report on Form 10-K for the year ended December 31, 2019 and “Part II. Item 1A. Risk Factors” of, and elsewhere in, our quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, which are incorporated into this prospectus by reference, as updated by our annual and quarterly reports for subsequent fiscal years or fiscal quarters, that we file with the SEC after the date of this prospectus which are incorporated into this prospectus by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any applicable prospectus supplement, before you make an investment decision regarding the securities. See “Special Note Regarding Forward-Looking Statements.”

TRUSTMARK CORPORATION

Trustmark Corporation, a Mississippi business corporation incorporated in 1968, is a bank holding company headquartered in Jackson, Mississippi. Trustmark Corporation’s principal subsidiary is Trustmark National Bank (“TNB”), initially chartered by the State of Mississippi in 1889.

Through TNB and other subsidiaries, Trustmark operates as a financial services organization providing banking and other financial solutions through 187 offices at September 30, 2020 located in the states of Alabama, Florida, Mississippi, Tennessee, and Texas.

Trustmark seeks to be a premier diversified financial services company in its markets, providing a broad range of banking, wealth management and insurance solutions to its customers. Trustmark’s products and services are designed to strengthen and expand customer relationships and enhance the organization’s competitive advantages in its markets as well as to provide cross-selling opportunities that will enable Trustmark to continue to diversify its revenue and earnings streams.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “TRMK.” Our principal executive offices are located at 248 East Capitol Street, Jackson, Mississippi 39201, and our telephone number is (601) 208-5111. Our website is www.trustmark.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described in this prospectus or any prospectus supplement, is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any prospectus supplement.

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in TNB as regulatory capital. We currently have no definitive agreements or arrangements regarding any future acquisitions. Pending such use, we may temporarily invest the net proceeds in highly liquid, short-term securities or in deposit accounts at TNB.

We will not receive any proceeds from any sales of securities by a selling securityholder.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, units and stock purchase contracts that we, or any selling securityholders, may offer and sell from time to time. We may issue the debt securities as exchangeable for and/or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement, or free writing prospectus, as applicable, do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our articles of incorporation, as restated (our “articles of incorporation”), and our bylaws, as amended and restated (our “bylaws”), the Mississippi Business Corporation Act (the “MBCA”) and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement, or free writing prospectus, as applicable, differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement, or free writing prospectus, as applicable.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock and certain provisions of our articles of incorporation and bylaws, and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our articles of incorporation and bylaws, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part, and copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement applicable to a particular issuance of securities, which will contain additional information and which may update or change some of the information below.

General

We have authorized 250,000,000 shares of common stock, no par value. Our common stock is listed on the Nasdaq Global Select Market under the symbol “TRMK.”

You should note that the rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters to be voted by the stockholders of Trustmark, including the election of directors. Holders of common stock are not entitled to cumulative voting rights with respect to the election of directors. Nominees for directors shall be elected by an affirmative vote of the majority of the votes cast at any meeting of stockholders at which a quorum is present; provided that, where the number of nominees exceeds the number of directors to be elected, nominees for director shall be elected by a plurality of the votes cast. Under the MBCA and our articles of incorporation and bylaws, an affirmative vote of the majority of the votes cast at a meeting is sufficient in order to take most stockholder actions. Certain extraordinary actions, such as merger and share exchange, require the affirmative vote of a majority of the shares entitled to vote.

Dividend Rights

Holders of common stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of any preferred stock then outstanding.

As a bank holding company, our ability to pay dividends is substantially dependent on the ability of TNB to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depends upon TNB’s earnings and financial condition, including its regulatory capital levels, as well as upon general economic conditions and other factors.

Liquidation Rights

In the event of the liquidation of Trustmark, the holders of common stock are entitled to receive pro rata any assets distributed to stockholders with respect to their shares, after payment of all debts and payments to holders of preferred stock of Trustmark, if any.

Preemptive Rights

Holders of common stock have no preemptive right to acquire additional or treasury shares of Trustmark.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that may delay, deter or inhibit a future acquisition of us not approved by our board of directors. Such a result could occur even if our stockholders are offered an attractive value for their shares or even if a majority of our stockholders believe the takeover is in their best interest.

For example, our articles of incorporation authorizes our board of directors to issue authorized and unissued shares of common stock without stockholder approval or to issue a series of preferred stock without any further approval from our stockholders, with the designations, preferences and relative rights, qualifications, limitations or restrictions, as the board of directors determines in its discretion.

Our bylaws include restrictions on the ability of a stockholder to call a special stockholder meeting and also establish advance notice procedures for the nomination of candidates for election to the Board of Directors by persons other than the board of directors and require that such a stockholder provide detailed information about the nominee and satisfy certain other conditions.

These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain the approval of our board of directors in connection with any such transaction.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable United States banking laws and regulations. The Bank Holding Company Act of 1956, as amended (the “BHC Act”), generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of Trustmark. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. Under the BHC Act, an existing bank holding company must obtain the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) before acquiring 5% or more of our voting stock. In addition, the Change in Bank Control Act of 1978 (the “CIBC Act”), as amended, prohibits a person (including a natural person) or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Trustmark, or where no other person holds a greater percentage of that class of voting stock immediately after the transaction, constitutes acquisition of control of the bank holding company under the CIBC Act.

DESCRIPTION OF PREFERRED STOCK

We summarize below some of the provisions that will apply to the preferred stock that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement applicable to the particular series of preferred stock that we issue. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

Under our articles of incorporation, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 20,000,000 shares of preferred stock, in one or more series, subject to the provisions of our articles of incorporation, applicable law and the rules of the Nasdaq Global Select Market. Our board of directors may fix the designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, of each series of preferred stock.

No preferred stock is currently issued and outstanding.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation and number of shares of the series of preferred stock;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;

•	whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;

•

whether or not the shares of preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of preferred stock (including any restriction on redemption when the payment of dividends is in arrears);

•	the amount, if any, payable on the shares of such series of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•

any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a stockholders’ right plan or otherwise.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement will describe the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. Dividends on any series of preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock of each series issued have been paid in full, we will not declare or pay any dividends, or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid in the form of securities ranking junior to the preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

On the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•	as required by applicable law.

Under regulations adopted by the Federal Reserve, if the holders of the preferred stock of any series become entitled to vote for the election of directors, whether because dividends on the preferred stock of such series are in arrears or otherwise, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over us, as determined by the Federal Reserve based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of the preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under the heading “Description of Common Stock—Restrictions on Ownership.”

Transfer Agent and Registrar

The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior debt indenture (the “senior indenture”) between us and a senior trustee to be named in the applicable prospectus supplement. Subordinated debt securities will be issued under a separate indenture (the “subordinated indenture”) between us and a subordinated indenture trustee to be named in the applicable prospectus supplement, and the related supplemental indenture for such subordinated debt securities. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the “indentures” and individually referred to in this prospectus as an “indenture.” The indentures are subject to and governed by the Trust Indenture Act of 1939. The senior indenture and the subordinated indenture (or forms thereof) are included as exhibits to the registration statement of which this prospectus is a part. We use the term “trustee” to refer to either the senior trustee or a subordinated trustee, as applicable.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and any supplemental indenture applicable thereto. We urge you to read the applicable prospectus supplement that is related to the debt securities that we sell under this prospectus, as well as the complete indenture, and any supplements thereto, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

•	the title of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•

the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•

provisions governing redemption of the debt securities, including, without limitation, any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee, in the aggregate principal amount of the series of debt securities.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) by presenting a request to the registrar or co-registrar to transfer or exchange those certificated debt securities and the registrar shall transfer or make the exchange if its requirements for such transactions are met.

You may transfer or exchange certificated debt securities at the office or offices specified by us in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, then the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of our properties or assets to us, unless:

•

we are the surviving corporation or the successor person (if not us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, and treating any indebtedness that becomes the obligation of us or any of our subsidiaries as having been incurred at the effective date of such transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

For any series of debt securities, unless otherwise modified and in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•

default in the payment when due of any interest on any debt security of that series, or any additional amounts owed with respect to such security, when becoming due and payable, and continuance of such default for a period of 90 days (unless we deposit the entire amount of the payment owed with the trustee or with a paying agent prior to the expiration of this 90-day period);

•	default in the payment when due of principal of any debt security of that series;

•	default in the deposit when due of any sinking fund payment when due and payable in respect of any debt security of that series;

•

our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series or for which consequences of nonperformance or breach are addressed elsewhere in the indenture), which breach is not cured within 90 days after delivery of written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series, though our subordinated debt securities may not grant holders this right to accelerate. Such acceleration is automatic (without no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holder or holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance of such request; and

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have requested the trustee in writing to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indenture, we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:

•	reduce the amount of such holders’ debt securities;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities or any additional amounts required to be paid under the indenture or debt securities;

•	reduce the principal or change the maturity of any debt securities or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	reduce the principal amount of security that provides for an amount less than the stated principal amount thereof to be due and payable upon acceleration of the maturity thereof;

•

waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•

make the principal of or interest, if any, on any debt security or any additional amounts required to be paid under the indenture or debt securities with respect thereto payable in any currency other than that stated in the debt securities;

•	make any change in the terms under the indenture of the unconditional right of holders to receive principal and interest as provided in the indenture;

•	make any changes to the provisions related to the waiver of past defaults provided in the indenture;

•	modify the provisions relating to limitations on waivers without consent of the holders as provided in the indenture; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of our independent public accountants to make all payments in cash of principal or interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for certain limited rights, including the registration of transfer and exchange of notes, replacement of lost, stolen or mutilated notes and the right to receive payments of the principal of (and premium, if any) and interest on such notes when such payments are due). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any liquidation, dissolution, winding up or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

•

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•

a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.

No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)

all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)

all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

(5)

all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)	all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and

(8)

any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

•

indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the maximum or minimum number of warrants which may be exercised at any time;

•	the identity of the warrant agent;

•	any mandatory or optional redemption provision;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement applicable to a particular issuance of depositary shares, which will contain additional information and which may update or change some of the information below.

General

We may, at our option, offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights described in a prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution, or winding up of our company, and such distribution has been distributed to the holders of depositary shares; or

•	consent of the holders of at least two-thirds of the depositary shares outstanding is obtained.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock. Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	material U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each stock purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any stock purchase contract by delivering the cash value of such stock purchase contract or the cash value of the property otherwise deliverable or, in the case of stock purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract.

The stock purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, prepaid stock purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Trustmark, the trustees, the warrant agents or any bank depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We and/or the selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling securityholders may also sell shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than under this prospectus.

In addition, we and/or the selling securityholders may enter into option, share lending or other types of transactions that require us and/or the selling securityholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We and/or the selling securityholders may enter into hedging transactions with respect to our securities. For example, we and/or the selling securityholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling securityholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and/or the selling securityholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling securityholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us and/or the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling securityholders in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Global Select Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and/or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including, without limitation, in short sale transactions. In that event, the third party may use securities pledged by us and/or the selling securityholders or borrowed from us and/or the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We and/or the selling securityholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and/or the selling securityholders do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If we and/or the selling securityholders offer securities in a subscription rights offering to our existing security holders, we and/or the selling securityholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling securityholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling securityholders do not enter into a standby underwriting arrangement, we and/or the selling securityholders may retain a dealer-manager to manage a subscription rights offering for us and/or the selling securityholders.

Underwriters, dealers and agents may engage in transactions with us and/or the selling securityholders or perform services for us and/or the selling securityholders in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and/or the selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling securityholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling securityholders’ approval. The obligations of any purchaser under any such contract will be subject to the conditions that: (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject; and (ii) if the securities are being sold to underwriters, we and/or the selling securityholders shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement to which this prospectus is a part, and in filings we make with the SEC, which we incorporate by reference into this registration statement.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Covington & Burling LLP, New York, New York and Brunini, Grantham, Grower & Hewes, PLLC, Jackson, Mississippi. If the matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, then such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Crowe LLP, independent registered public accounting firm, has audited Trustmark’s consolidated financial statements included in Trustmark’s annual report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Trustmark’s internal control over financial reporting as of December 31, 2019, as set forth in its report, which are incorporated by reference into this prospectus. Trustmark’s consolidated financial statements included in its annual report on Form 10-K for the year ended December 31, 2019 are incorporated by reference in reliance on Crowe LLP’s report, given on its authority as an expert in accounting and auditing.

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    % Fixed-to-Floating Rate Subordinated Notes Due 2030

Trustmark Corporation

Preliminary Prospectus Supplement

Joint Book-Running Managers

Morgan Stanley	Piper Sandler

                    , 2020